UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2005

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2005, New Century Mortgage Corporation, an indirect wholly owned subsidiary of the registrant (“NCMC”), NC Capital Corporation, a direct wholly owned subsidiary of NCMC (“NC Capital”), NC Residual II Corporation, a direct wholly owned subsidiary of NC Capital (“NCRII”), New Century Credit Corporation, a direct wholly owned subsidiary of the registrant (“NCCC” and, together with NCMC, NC Capital and NCRII, the “Borrowers”), Concord Minutemen Capital Company, LLC (“Concord”), Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc. entered into Amendment No. 2 (the “Amendment”) to the Master Loan and Security Agreement, dated as of March 1, 2005, as amended (the “Master Loan and Security Agreement”). The purpose of the Amendment was to amend the Master Loan and Security Agreement to temporarily increase the total commitment of Concord under the Master Loan and Security Agreement from $1.5 billion to $2.5 billion from the effective date of the Amendment until October 10, 2005. The Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to the Master Loan and Security Agreement, dated as of August 22, 2005, by and among NC Capital Corporation, New Century Credit Corporation, New Century Mortgage Corporation, NC Residual II Corporation, Concord Minutemen Capital Company, LLC, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

August 24, 2005	By:	/s/ Robert K. Cole
Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to the Master Loan and Security Agreement, dated as of August 22, 2005, by and among NC Capital Corporation, New Century Credit Corporation, New Century Mortgage Corporation, NC Residual II Corporation, Concord Minutemen Capital Company, LLC, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.